UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Delaware Basin Acquisition Purchase and Sale Agreement

On October 4, 2016, Resolute Energy Corporation (the “Company”) and Resolute Natural Resources Southwest, LLC, a wholly-owned subsidiary of the Company (“Buyer”), entered into a Purchase and Sale Agreement (the “Firewheel Purchase Agreement”) with Firewheel Energy, LLC (“Seller”) pursuant to which Buyer agreed to acquire certain oil and gas interests in the Delaware Basin in Reeves County, Texas (the “Firewheel Properties”), for an aggregate consideration to Seller of $135 million, consisting of $90 million in cash and $45 million in shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), priced based on a 10% discount to the volume weighted average price during the 15 trading days ending on October 4, 2016, subject to certain adjustments. Based on such formula, it is expected that 2,114,523 shares of Common Stock will be issued to Seller upon the closing of the purchase of the Firewheel Properties (the “Delaware Basin Acquisition”). The closing of the Delaware Basin Acquisition (the “Closing”) is expected to occur on October 7, 2016, effective as of September 1, 2016.

In connection with the Firewheel Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Seller, dated October 4, 2016, which will become effective as of the Closing and provide the holder(s) of the shares of Common Stock issued to Seller pursuant to the Firewheel Purchase Agreement with certain rights relating to the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Rights Agreement requires that the Company file a registration statement with the Securities and Exchange Commission to permit the public resale of such shares of Common Stock no later than twenty days after the Closing and use its reasonable best efforts to cause such registration statement to become effective no later than one hundred twenty days after the Closing, subject to extension under certain circumstances.

Each of the Firewheel Purchase Agreement and the Registration Rights Agreement contains various representations, warranties, covenants and indemnification obligations of the Company and Seller, and in the case of the Firewheel Purchase Agreement, of Buyer, that are customary in transactions of this type.

Preferred Stock Purchase Agreement

On October 4, 2016, the Company entered into a Purchase Agreement (the “Preferred Stock Purchase Agreement”) with BMO Capital Markets Corp. (“Initial Purchaser”), pursuant to which the Company agreed to issue and sell to Initial Purchaser 55,000 shares (the “Firm Securities”) of the Company’s 8⅛% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”). The Preferred Stock Purchase Agreement also provides Initial Purchaser an option to purchase up to 7,500 additional shares (together with the Firm Securities, collectively, the “Securities”) of the Convertible Preferred Stock within 30 days of the date of the Preferred Stock Purchase Agreement.

The offering of the Securities has been and will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Securities were not registered under the Securities Act or the securities laws of any other jurisdiction. The closing and settlement of the sale of the Firm Securities is expected to occur on October 7, 2016.

The Preferred Stock Purchase Agreement contains customary representations, warranties, indemnification and other obligations of and agreements by the Company and Initial Purchaser, including for liabilities under the Securities Act.

Amendment to Revolving Credit Facility

On September 30, 2016, the Company and the agent and lenders under its Revolving Credit Facility (as defined below) entered into the thirteenth amendment to the facility to amend the restricted payment covenant to permit the Company to pay up to $5 million annually and $20 million in aggregate in dividends on preferred stock, in addition to the existing restricted payment basket that provided for other restricted payments of up to $5 million annually and $20 million in aggregate (which two baskets may be aggregated).  In addition the Company made other administrative amendments to the Revolving Credit Facility.

The “Revolving Credit Facility” is defined as the Second Amended and Restated Credit Agreement, dated as of March 30, 2010, among the Company (and certain of  its subsidiaries as guarantors), Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended by the First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement (“Second Amendment”) dated April 25, 2011, the Third Amendment to Second Amended and Restated Credit Agreement (“Third Amendment”) dated April 13, 2012, the Fourth Amendment to Second Amended and Restated Credit Agreement (“Fourth Amendment”) dated December 7, 2012, the Fifth Amendment to Second Amended and Restated Credit Agreement (“Fifth Amendment”) dated December 27, 2012, the Sixth Amendment to Second Amended and Restated Credit Agreement (“Sixth Amendment”) dated March 22, 2013, the Seventh Amendment to Second Amended and Restated Credit Agreement (“Seventh Amendment”) dated April 15, 2013, the Eighth Amendment to Second Amended and Restated Credit Agreement (“Eighth Amendment”) dated December 13, 2013, the Ninth Amendment to Second Amended and Restated Credit Agreement (“Ninth Amendment”) dated March 7, 2014, the Tenth Amendment to Second Amended and Restated Credit Agreement (“Tenth Amendment”) dated March 14, 2014, the Eleventh Amendment to Second Amended and Restated Credit Agreement (“Eleventh Amendment”) dated December 30, 2014, and the Twelfth Amendment to Second Amended and Restated Credit Agreement dated April 15, 2015 (“Twelfth Amendment”).

The Second Amended and Restated Credit Agreement, dated as of March 30, 2010, is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2010.  Copies of the First Amendment, Second Amendment and Third Amendment are filed as Exhibits 10.1, 10.2 and 10.3 with the Company’s Current Report on Form 8-K filed April 16, 2012, the Fourth Amendment is filed as Exhibit 10.3 with the Company’s Current Report on Form 8-K filed December 11, 2012, the Fifth Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed December 31, 2012, the Sixth Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed March 25, 2013, the Seventh Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed April 15, 2013, the Eighth Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed December 19, 2013, the Ninth Amendment is filed as Exhibit 10.1.9 with the Company’s Annual Report on Form 10-K filed March 10, 2014, the Tenth Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed March 19, 2014, the Eleventh Amendment is filed as Exhibit 10.2 with the Company’s Current Report on Form 8-K filed December 31, 2014 and the Twelfth Amendment is filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed April 17, 2015.

Item 3.02	Unregistered Sales of Equity Securities.

On October 4, 2016, the Company entered into the Preferred Stock Purchase Agreement with BMO Capital Markets Corp., pursuant to which the Company agreed to issue and sell to the Initial Purchaser 55,000 shares of the Company’s 8⅛% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share. The Preferred Stock Purchase Agreement also provides the Initial Purchaser an option to purchase up to 7,500 additional shares of the Convertible Preferred Stock within 30 days of the date of the Preferred Stock Purchase Agreement.

Dividends on the shares of Convertible Preferred Stock will be payable in cash on a cumulative basis when, as and if declared by the Company’s board of directors, at an annual rate of 8⅛% on a liquidation preference of $1,000 per share on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2017.

Holders may convert their shares of Convertible Preferred Stock at any time into shares of Common Stock based on an initial conversion rate of 33.8616 shares of Common Stock per share of Convertible Preferred Stock (which is equivalent to an initial conversion price of approximately $29.53 per share of the Common Stock), subject to adjustment as described in the certificate of designations for the Convertible Preferred Stock to be filed with the Secretary of State of the State of Delaware (the “Certificate”). Under certain circumstances, the Company will increase the conversion rate upon a “fundamental change” as described in the Certificate.

At any time on or after October 15, 2021, the Company may cause a mandatory conversion of the Convertible Preferred Stock into shares of Common Stock as described in the Certificate.

If the Delaware Basin Acquisition is not completed, under certain circumstances, the Company will have the right to redeem all, but not less than all, of the Convertible Preferred Stock on or prior to April 1, 2017 at the acquisition termination redemption price as described in the Certificate.

The offering of the Securities has been and will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Securities were not registered under the Securities Act or the securities laws of any other jurisdiction. The closing and settlement of the sale of the Firm Securities is expected to occur on October 7, 2016.

Item 7.01	Regulation FD Disclosure.

On October 4, 2016, the Company issued a press release announcing the execution of the Firewheel Purchase Agreement and disclosing certain other information and posted an investor presentation on its website (www.resoluteenergy.com). A copy of the press release is furnished as Exhibit 99.1 hereto.

The audited statement of revenue and direct operating expenses of the Firewheel Properties for the year ended December 31, 2015, including the notes and the report of KPMG LLP with respect thereto, and the unaudited statement of revenue and direct operating expenses of the Firewheel Properties for the six months ended June 30, 2016 and the six months ended June 30, 2015, including the notes thereto, are furnished as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 4, 2016, the Company issued a press release announcing that it has priced a private offering of the Firm Securities. A copy of the press release is filed as Exhibit 99.3 hereto. The press release is neither an offer to sell nor the solicitation of an offer to buy the Securities or any other securities. The Securities have been offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Securities have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits

(b)Pro forma financial information.

The following unaudited pro forma consolidated financial statements giving effect to the Delaware Basin Acquisition are attached hereto as Exhibit 99.4 and incorporated by reference herein:

•	unaudited pro forma condensed consolidated balance sheet as of June 30, 2016;

•	unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2016; and

•	unaudited pro forma consolidated statement of income for the year ended December 31, 2015.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Resolute Energy Corporation Press Release Regarding Delaware Basin Acquisition, dated October 4, 2016.
99.2

Statement of revenue and direct operating expenses of the Firewheel Properties for the year ended December 31, 2015 (audited) and for the six months ended June 30, 2016 and the six months ended June 30, 2015 (unaudited).

99.3	Resolute Energy Corporation Press Release Regarding Private Offering of Convertible Preferred Stock, dated October 4, 2016.
99.4	Unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resolute Energy Corporation Press Release Regarding Delaware Basin Acquisition, dated October 4, 2016.
99.2

Statement of revenue and direct operating expenses of the Firewheel Properties for the year ended December 31, 2015 (audited) and for the six months ended June 30, 2016 and the six months ended June 30, 2015 (unaudited).

99.3	Resolute Energy Corporation Press Release Regarding Private Offering of Convertible Preferred Stock, dated October 4, 2016.
99.4	Unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015.